U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K/A, Amendment #3

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):  September 2, 2011

Commission file number:  0-49936

ST. JOSEPH, INC.
(Exact name of Small Business Issuer as specified in its charter)

Colorado	CH 47-0844532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4870 S. Lewis, Suite 250 Tulsa, OK	74105
Address of Principal Executive Offices)	(Zip Code)

Issuer's telephone number, including area code: (918) 742-1888

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note on Amendment:  This amendment is filed in response to comments by the staff of the U.S. Securities and Exchange Commission (the “SEC”).

Item 4.01 Changes in Registrant's Certifying Accountant.

St. Joseph, Inc. (“we,” “us” or the “Company”) is filing this amended report to amend the previously disclosed report filed on September 16, 2011 that our principal independent accountant, Cordovano & Honeck LLP. (“C&H”) was dismissed.

We dismissed C&H on September 2, 2011 following our receipt of notice from C&H that the Public Company Accounting Oversight Board (“PCAOB”) would place a permanent bar upon Sam Cordovano and C&H from conducting audits and reviews of public registrants.  This permanent bar order went effective on or about October 13, 2011 and was publicly announced by the PCAOB on October 13, 2011.   The PCOAB found that Samuel D. Cordovano, CPA, violated the Sarbanes-Oxley Act (Act) and PCAOB rules when he willfully became or remained associated with a registered public accounting firm after he was barred from doing so by a December 2008 PCAOB settled disciplinary order.

The Board of Directors approved the dismissal on September 2, 2011. Also on September 2, 2011, our Board of Directors approved the engagement of Borgers & Cutler CPAs, PC (“B&C”) as our independent registered accountants and a retainer was paid on September 14, 2011 to effect the services of B&C.

Because C&H is no longer registered with the PCAOB, we may not include any of C&H’s audit reports or consents in our future filings with the SEC. Because of this, we have determined that a new audit report will be necessary for the fiscal year ended December 31, 2010, and we have engaged our new independent accountant, B&C to perform a re-audit report for the 2010 fiscal year.

The report of C&H regarding our financial statements for the fiscal year ended December 31, 2009 and December 31, 2010 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to uncertainty as to the Company's ability to continue as a going concern.

During the years ended December 31, 2010 and 2009,  during the quarters ended March 31, 2011 and June 30, 2011 and during the period from the end of the most recently completed fiscal quarter ended June 30, 2011 through to September 2, 2011, the date of dismissal, there were no disagreements with C&H on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of C&H would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

We provided C&H with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that C&H furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us in this Current Report, and if not, stating the aspects with which it does not agree. Attached to this Current Report on Form 8-K is the letter provided by C&H.

Prior to the engagement of B & C, the Company has not consulted with said firm regarding either:

(a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice provided that would conclude to be an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(b) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit	Description
Number
16.1	Letter from Cordovano and Honeck LLP

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH, INC.

December 1, 2011	By:	/S/GERALD MCILHARGEY
Gerald McIlhargey, President and Director